                 SCHLANGER, MILLS, MAYER & GROSSBERG, L.L.P.
                                 [LETTERHEAD]

                                June 28, 1995


                                                                 3097-09175

Sterling Electronics Corp.
4201 Southwest Freeway
Houston, Texas  77027

Ladies and Gentlemen:

     We have acted as counsel to Sterling Electronics Corp., a Nevada corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of up to 500,000 shares of Common Stock, $0.50 par value per share (the "Common Stock") of the Company pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan").

     We have examined copies of the Amended and Restated Articles of Incorporation and the Restated Bylaws of the Company as amended and corrected and restated to date. We have examined the 1994 Plan, the Registration Statement and records of corporate proceedings of the Company.

     Based upon the foregoing and the matters hereinafter referred to, and having due regard for the legal considerations we deem relevant, we are of the opinion that, subject to the limitations set forth below:

          (a) The shares of Common Stock to be issued upon the exercise of the options granted pursuant to either the 1994
     Plan (the "Plan Shares") are duly and validly authorized;
     and

          (b) When the Plan Shares have been duly delivered against payment therefor as contemplated by the applicable Option Agreement issued pursuant to 1994 Plan, the Plan Shares will be legally issued, fully paid and nonassessable.

     The opinions expressed above are subject to the following assumptions, qualifications and limitations:

          (a) We assume (i) all signatures not witnessed by us are genuine, (ii) the competency of all persons other than the Company executing such documents, (iii) all documents submitted to us as originals are authentic, and (iv) all documents submitted to us as copies are accurate and complete copies of the originals thereof.

Sterling Electronics Corp.
June 28, 1995
Page 2


          (b) This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

          (c) The opinions expressed herein are limited to the laws of the State of Texas and applicable federal law. We have assumed for the purposes of this opinion that the corporate laws of the state of Nevada are the same as the corporate laws of the State of Texas.

     David Toomim, who is Of Counsel to this firm, is a stockholder and director of the Company. We hereby consent to the use of this opinion as an exhibit to the Registration
Statement.

                                   Very truly yours,


                       SCHLANGER, MILLS, MAYER & GROSSBERG, L.L.P.